Exhibit 10.5  Asset and Liability Contribution Agreement

                    ASSET & LIABILITY CONTRIBUTION AGREEMENT


THIS ASSET & LIABILITY CONTRIBUTION AGREEMENT (the "Agreement"") is entered on March 31, 2004 by and between Fleetclean Systems, Inc., a Texas corporation ("Parent") and Fleetclean Chemicals, Inc., a Texas corporation ("Subsidiary"). WHEREAS, Parent has been chronically short on working capital and sources of liquidity and has been funded, in part, by its founder Kenneth A. Phillips, through cash advances and deferred compensation;

WHEREAS, Parent formed Subsidiary on March 29, 2004 as part of an effort to restructure the Parent's business operations and to address ongoing liquidity concerns;

WHEREAS, Parent owns One Thousand (1,000) shares of $.01 par value common stock of Fleetclean Chemicals, Inc., a Texas corporation ("FCI") that represents 100% of the outstanding capital stock of FCI;

WHEREAS, Parent, subject to the legal and equitable rights of its creditors and stockholders, desires to convey all existing assets to Subsidiary and to transfer all existing liabilities, save and except the Retained Liabilities, as defined herein, subject to the terms and conditions of this Agreement; and

WHEREAS, Subsidiary, subject to the legal and equitable rights of its creditors and stockholders, desires to receive all assets from the Parent; to assume all existing liabilities, save and except the Retained Liabilities, as defined herein, and to indemnify and hold Parent harmless from any and all claims, subject to the terms and conditions of this Agreement

NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.      Transfer of Assets.

Parent, subject to the legal and equitable rights of its creditors and stockholders irrevocably grants, transfers and conveys all right, title and interest in all real, personal, and intangible property, all assets of any nature or kind, whether presently known or unknown, to Subsidiary to have and to hold free and clear of any and all liens, claims, and encumbrances. The transfer of asset shall include, but shall not be limited to all assets reflected on the Parent's financial statements for the period ended March 31, 2004, subject to adjustment based upon generally accepted accounting principles applied on a consistent basis, and the claims in the legal proceeding styled Fleetclean Systems, Inc. v. Liquid Transport Corporation, filed on or about January 21, 2004 in the United States District Court for the Eastern District of Texas, Beaumont Division.

2.      Transfer of Liabilities.

Parent, subject to the legal and equitable rights of its creditors and stockholders irrevocably grants, transfers and conveys all existing liabilities, known or unknown, mature or contingent, save and except the Retained Liabilities, as defined below, with full responsibility for the discharge of same passing to the Subsidiary.

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3.      Assumption of Liabilities.

Subsidiary irrevocably agrees to assume liability and responsibility, to the fullest extent possible, whether as a maker, surety, guarantor, or otherwise, for all of Parent's liabilities, known and unknown, mature or contingent, fixed or uncertain, save and except the Retained Liabilities, as defined below.

4.      Indemnification Agreement.

Subsidiary shall indemnify and hold Parent harmless from any and all liability, cost, loss or damage which Parent, may suffer or incur as a result of any claim, demand or judgment against Parent arising out of a claim by any third party which constitutes any claim, demand or liability for any sum of money or other damages or that is due to the assertion of a claim by any third party or the attempt to collect debt by any third party purportedly due from Parent and not specifically set forth in the audited or unaudited financial statements of Fleetclean Systems, Inc., or otherwise, prior to June 30, 2004; provided, however, Subsidiary shall have no liability under this paragraph to the extent such loss, cost or damage is the direct result of the actions or omissions of management of Parent on or after the date of this Agreement.

5.      Retained Liabilities.

For the purposes of this Agreement, the term "Retained Liabilities" shall mean the following amounts collectively

        (A)     $12,000 in accrued compensation payable to Kenneth A. Phillips.

        (B) $20,253 due and owing to Kenneth A. Phillips for money advanced on behalf of Parent prior to the date of this Agreement.

        (C) $237,500 due and owing to 12 holders of Parent's Convertible Debentures.

        (D) $11,761 due and owning to Brewer & Pritchard LLP for legal services.

        (E) Outstanding balance due and owing to Weed & Co. LLP, not to exceed $40,000.

6.      Further Assurances.

From time to time after the date of this Agreement, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.

7.      Miscellaneous.

A. Authority. The persons executing this Agreement are duly authorized to do so and each person has taken all action required by law or otherwise to properly and legally execute this Agreement.

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B.      Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

C. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

D. Assignment. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

E. Applicable Law. This Agreement has been negotiated and is being contracted for in the State of Texas. The parties agree that this Agreement shall be governed by the laws of the State of Texas, notwithstanding any conflict-of-law provision to the contrary.

F. Attorney's Fees. If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

G. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

H. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

I. Further Assurances. At any time, and from time to time, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

J. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time, this Agreement may be amended by a writing signed by all parties hereto.

K. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

L. Facsimile. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                                       PARENT
                                       Fleetclean Systems, Inc.



                                       By: /s/ Kenneth A. Phillips
                                           -----------------------
                                       Name: Kenneth A. Phillips
                                       Title: President

                                       SUBSIDIARY
                                       Fleetclean Chemicals, Inc.



                                       By: /s/ Kenneth A. Phillips
                                           -----------------------
                                       Name: Kenneth A. Phillips
                                       Title: President